                                                                     Exhibit 4.1











                            STOCK PURCHASE AGREEMENT

                                      among

                              DIMATECH CORPORATION,

                                HIROYUKI KATAOKA

                                       AND

                                NETSILICON, INC.



                          Dated as of February 16, 2001

                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I....................................................................1

DEFINITIONS..................................................................1
   1.01.  Definitions........................................................1

ARTICLE II...................................................................2

PURCHASE AND SALE............................................................2
   2.01.  Purchase and Sale..................................................2
   2.02.  Closing............................................................3

ARTICLE III..................................................................3

REPRESENTATIONS AND WARRANTIES OF SELLER.....................................3
   3.01.  Corporate Existence and Power......................................3
   3.02.  Corporate Authorization............................................3
   3.03.  Governmental Authorization; Consents...............................3
   3.04.  Non-Contravention..................................................4
   3.05.  Capitalization.....................................................4
   3.06.  Subsidiaries.......................................................4
   3.07.  Financial Statements...............................................4
   3.08.  Absence of Certain Changes.........................................5
   3.09.  Property and Equipment.............................................6
   3.10.  No Undisclosed Material Liabilities................................6
   3.11.  Litigation.........................................................7
   3.12.  Material Contracts.................................................7
   3.13.  Insurance Coverage.................................................8
   3.14.  Compliance with Laws; No Defaults..................................8
   3.15.  Finders, Fees......................................................8
   3.16.  Intellectual Property..............................................8
   3.17.  Inventories........................................................9
   3.18.  Receivables........................................................9
   3.19.  Taxes..............................................................10
   3.20.  Employees..........................................................10
   3.21.  Employee Benefit Plans.............................................11
   3.22.  Customers and Suppliers............................................11
   3.23.  Products...........................................................11
   3.24.   Transactions with Affiliates......................................12
   3.25.  Other Information..................................................12

ARTICLE IV...................................................................12

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER..........................12
   4.01.  Title to and Validity of Shares....................................12
   4.02.  Authority..........................................................12

ARTICLE V....................................................................12

REPRESENTATIONS AND WARRANTIES OF BUYER......................................12
   5.01.  Organization and Existence.........................................12
   5.02.  Corporate Authorization............................................13
   5.03.  Governmental Authorization.........................................13
   5.04.  Non-Contravention..................................................13
   5.05.  Finders' Fees......................................................13
   5.06.  Litigation.........................................................13
   5.07.  Compliance with Laws; No Defaults..................................13
   5.08.   Transactions with Affiliates......................................14

ARTICLE VI...................................................................14

COVENANTS....................................................................14
   6.01.  Resignations.......................................................14
   6.02.  Further Assurances.................................................14
   6.03.  Public Announcements...............................................14

ARTICLE VII..................................................................14

CONDITIONS TO CLOSING........................................................14
   7.01.  Conditions to the Obligations of Each Party........................14
   7.02.  Conditions to Obligations of NETsilicon............................15
   7.03.  Conditions to Obligation of Seller.................................15

ARTICLE VIII.................................................................16

INDEMNIFICATION..............................................................16
   8.01.   Indemnification Relating to Agreement.............................16
   8.02.   Third Party Claims................................................16
   8.03.   Tax Contests......................................................17
   8.04.   Limitations.......................................................17
   8.05.   Time Limit........................................................17
   8.06.   Post-Closing Dimatech Operations..................................17

ARTICLE IX...................................................................18

MISCELLANEOUS................................................................18
   9.01.  Notices............................................................18
   9.02.  Amendments; No Waivers.............................................18
   9.03.  Expenses...........................................................19
   9.04.  Successors and Assigns.............................................19
   9.05.  Further Assurances.................................................19
   9.06.  Governing Law......................................................19
   9.07.  Counterparts; Effectiveness........................................19
   9.08.  Entire Agreement...................................................19
   9.09.  Knowledge..........................................................19
   9.10.  Captions...........................................................20

Schedules

Schedule 2.01 List of Stockholders
Schedule 3.03 Required Consents
Schedule 3.08 Changes Since Balance Sheet Date
Schedule 3.12 Material Contracts
Schedule 3.14 Permits
Schedule 3.16 Intellectual Property
Schedule 3.19 Taxes
Schedule 3.20 Employees
Schedule 3.21 Employee Benefit Plans
Schedule 3.24 Transactions with Affiliates

                             INDEX OF DEFINED TERMS


Affiliate                                           1

Balance Sheet Date                                  1

Closing                                             3
Closing Date                                        1
Common Stock                                        1

Dimatech                                            1
Dimatech Securities                                 4
Dimatech's Proprietary Rights                       1

Employee                                            1

Financial Statements                                4

Indemnifiable Amounts                              16

knowledge                                          19

Lien                                                1

Material Adverse Change                             1
Material Adverse Effect                             1

NETsilicon                                          1
NETsilicon's Counsel                                2

Permit                                              8
Person                                              2
Plan                                               11
Plans                                              11
Proprietary Rights                                  2

Required Consents                                   4

Sellers                                             1
Seller's Counsel                                    2
Shares                                              1
Subsidiary                                          2

Tax                                                10
Tax Return                                         10
Tax Returns                                        10
Taxes                                              10
Threshold Amount                                   17

Unaudited Balance Sheet                             4

                            STOCK PURCHASE AGREEMENT

      AGREEMENT dated as of February 16, 2001 among DIMATECH CORPORATION, a corporation organized under the laws of Japan (KK) ("Dimatech"); HIROYUKI KATAOKA, the sole stockholder of Dimatech ("Seller"); and NETSILICON, INC., a Massachusetts corporation ("NETsilicon").

                              W I T N E S S E T H :

      WHEREAS, NETsilicon desires to purchase from Seller all of the outstanding shares of capital stock of Dimatech (the "Shares"); and

      WHEREAS, Seller desires to sell to NETsilicon all of such Shares;

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "Balance Sheet Date" means January 31, 2001.

         "Closing Date" means the date of the Closing.

         "Common Stock" means the common stock or equivalent security of Dimatech.

         "Dimatech's Proprietary Rights" means all Proprietary Rights which are owned or licensed by Dimatech or any Affiliate of Dimatech and used or held for use by Dimatech.

         "Employee" means any employee of Dimatech as of the date hereof.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

         "Material Adverse Change" means a material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects (insofar as they relate to events or circumstances known only to Dimatech and not generally known in the industry as of the Closing Date) of Dimatech.

         "Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise), results or operations or prospects (insofar as they relate to events or circumstances known only to Dimatech and not generally known in the industry as of the Closing Date) of Dimatech.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Proprietary Rights" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations,
(B) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (F) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (G) copies and tangible embodiments thereof.

         "NETsilicon's Counsel" means the law firm of Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

         "Seller's Counsel" means the law firm of Johnston & Associates, Atlanta, Georgia.

         "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by Dimatech.

                                   ARTICLE II

                                PURCHASE AND SALE

      2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Seller shall sell to NETsilicon, and NETsilicon shall purchase from Seller, at the Closing, for the Purchase Price, all shares of Common Stock or other equity interests in Dimatech, as scheduled in Schedule 2.01. The aggregate purchase price for all Shares shall be equal to U.S. $250,000 in cash and two hundred forty-one thousand six hundred and sixty-seven shares of NETsilicon common stock. The Purchase Price shall be paid as provided in Section 2.02.

     2.02.  Closing.

         (a) Unless otherwise agreed in writing by the parties the closing of the purchase and sale of the Shares hereunder (the "Closing") shall take place by fax transmission of all necessary documents (with subsequent delivery of executed original documents) simultaneously with the execution of this Agreement.

         (b) At the Closing, NETsilicon shall deliver to Seller the Purchase Price. Cash payable shall be paid by NETsilicon by wire transfer of immediately available funds in accordance with written instructions to be provided to NETsilicon by Seller to an account maintained by Seller's Counsel, and by delivery of share certificates representing the requisite number of shares of NETsilicon common stock registered in the name of Seller.

         (c) Seller shall deliver to NETsilicon share certificates for the Shares duly endorsed for transfer to NETsilicon, with any required transfer stamps affixed thereto.

         (d) The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to NETsilicon as of the date hereof that:

     3.01. Corporate Existence and Power. Dimatech is a corporation duly incorporated, validly existing and in good standing under the laws of Japan, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Dimatech has heretofore delivered to NETsilicon true and complete copies of the latest version of the Articles of Association ("Taikan") and any other Regulations, including the Regulations concerning the Board of Directors of Dimatech, all as currently in effect.

     3.02. Corporate Authorization. The execution, delivery and performance by Dimatech of this Agreement and the consummation by Dimatech of the transactions contemplated hereby are within Dimatech's corporate powers and have been duly authorized by all necessary corporate action, including the Board approval of the transfer of the Shares in this Agreement, on the part of Dimatech. This Agreement constitutes valid and binding agreements of Dimatech and Seller.

     3.03. Governmental Authorization; Consents.

         (a) The execution, delivery and performance by Dimatech and Seller of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

              (b) Except for any consents, approvals, waivers and other actions as set forth in Schedule 3.03 ("Required Consents"), all of which have been obtained, no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which Dimatech is a party or by which any of them is bound is required or necessary for the execution, delivery and performance of this Agreement by Dimatech or the consummation of the transactions contemplated hereby or thereby.

     3.04. Non-Contravention. Except as set forth in Schedule 3.12, the execution, delivery and performance by Dimatech of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the corporate charter or bylaws of Dimatech, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Dimatech; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Dimatech or to a loss of any benefit to which Dimatech is entitled under any provision of any agreement, contract or other instrument binding upon Dimatech or any Permit or (iv) result in the creation or imposition of any Lien on any asset of Dimatech.

     3.05. Capitalization. The authorized capital stock of Dimatech consists of 400 shares of Common Stock. As of the date hereof, there were outstanding 200 shares of Common Stock owned as set forth in Schedule 2.01. Except as set forth in this Section, there are no outstanding (i) shares of capital stock, phantom stock, stock appreciation rights or other securities or equity interests of Dimatech, (ii) securities of Dimatech convertible into or exchangeable for shares of capital stock or other securities or phantom or other equity interests of Dimatech or (iii) options, warrants or other rights to acquire from Dimatech any capital stock or other securities or phantom or other equity interests of Dimatech (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Dimatech Securities"). There are no outstanding obligations of Dimatech, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Dimatech Securities. Without limiting the foregoing, it is specifically represented that Dimatech has no liabilities or outstanding payments or other obligations to Genicom in accordance with the agreement dated November 21, 1995, or otherwise, and Dimatech has not assumed any liabilities or obligations from Rastek Japan; and Genicom's option rights under the contract with Rastek Japan expired on November 21, 2000 and therefore Genicom is not entitled to exercise any option rights under said agreement.

     3.06. Subsidiaries. Dimatech does not have and never has had any subsidiaries or any ownership or equity interest in or control of (direct or indirect) any other person.

     3.07. Financial Statements. Dimatech has previously furnished NETsilicon with true and complete copies of (i) the unaudited balance sheets of Dimatech as of December 31, 1998,December 31, 1999 and October 31, 2000 and the unaudited statements of operations, cash flows and changes in stockholders' equity of Dimatech for the respective fiscal periods then ended,, and (ii) the unaudited balance sheet of Dimatech as of January 31, 2001 (the "Unaudited Balance Sheet") and the unaudited statements of income, cash flows and changes in stockholders' equity of Dimatech for the three-month period ended January 31, 2001 (collectively, the "Financial Statements"). Each of the balance sheets included in the Financial

Statements fairly presents in all material respects the financial position of Dimatech as of its date, and the other statements included in the Financial Statements fairly present in all material respects the results of operations, cash flows and stockholders' equity, as the case may be, of Dimatech for the periods therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved except as otherwise stated therein and, with respect to the unaudited interim financial statements, for the omission of footnote disclosures and, to the extent consistent with generally accepted accounting principles, normally recurring non-material year-end audit adjustments.

         3.08. Absence of Certain Changes. Since the Balance Sheet Date, except as reflected in the unaudited Financial Statements or in Schedule 3.08, Dimatech has conducted its business in the ordinary course consistent with past practices and there has not been:

         (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Dimatech Securities or any repurchase, redemption or other acquisition by Dimatech of any outstanding shares of capital stock or other securities of, or other ownership interests in, Dimatech;

         (c) any incurrence, assumption or guarantee by Dimatech of any indebtedness for borrowed money other than in the ordinary course of Dimatech's business;

         (d) any creation or assumption by Dimatech of any material Lien on any asset;

         (e) any making of any loan, advance or capital contributions to or investment in any Person;

         (f) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Dimatech which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

         (g) any transaction or commitment made, or any contract or agreement entered into, by Dimatech relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Dimatech of any contract or other right, in either case, material to Dimatech, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

         (h) any (i) grant of any severance or termination pay to any director, officer or employee of Dimatech, except as expressly contemplated pursuant to this Agreement, (ii) entering into of any employment, deferred compensation or other similar agreement (or any material amendment to any such existing agreement) with any director, officer or employee of Dimatech, except as disclosed on Schedule 3.20, (iii) change in benefits payable under existing severance or termination pay policies or employment agreements, except as expressly contemplated pursuant to this Agreement or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of Dimatech; or

         (i) any labor dispute or any activity or proceeding by a labor union or representation thereof to organize any employees of Dimatech, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Dimatech.

         3.09. Property and Equipment. (a) Dimatech has good and marketable title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether tangible or intangible) reflected on the Unaudited Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices. None of such properties or assets is subject to any Liens, except:

                  (i) Liens disclosed on the Unaudited Balance Sheet;

                  (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Unaudited Balance Sheet); and

                  (iii) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

         (b) There are no developments affecting any of such properties or assets pending or, to the knowledge of Dimatech threatened, which might materially detract from the value of such property or assets, or have a Material Adverse Effect on the marketability of such property or assets.

         (c) The equipment owned by Dimatech has no known material defects and is substantially adequate for the uses to which it is being put.

         (d) The assets owned or leased by Dimatech, or which it otherwise has the right to use, constitute all of the material assets held for use or used in connection with the business of Dimatech and are generally adequate to conduct such business as currently conducted.

         3.10. No Undisclosed Material Liabilities. There are no material liabilities of Dimatech of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                  (i) liabilities disclosed or provided for in the Unaudited Balance Sheet; and

                  (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date (none of which are for tort, breach of contract or violation of laws), which in the aggregate are not material to Dimatech.

         3.11. Litigation. There is no action, suit, investigation or proceeding (or to Dimatech's knowledge any basis therefor) pending against, or to the knowledge of Dimatech threatened against or affecting, Dimatech or any of its respective properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority.

         3.12. Material Contracts. (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in Schedule 3.12 or any other schedule to this Agreement, Dimatech is not a party to or subject to:

                  (i) any lease providing for annual rentals of $5,000 or more;

                  (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by Dimatech of $5,000 or more;

                  (iii) any sales, distribution or other similar agreement providing for the sale by Dimatech of materials, supplies, goods, services, equipment or other assets providing for annual payments to Dimatech of $25,000 or more;

                  (iv) any partnership, joint venture or other similar contract, arrangement or agreement;

                  (v) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $25,000;

                  (vi) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by Dimatech;

                  (vii) any agency, dealer, sales representative or other similar agreement;

                  (viii) any contract or other document that limits the freedom of Dimatech to compete in any line of business or with any Person or in any area or which would so limit the freedom of Dimatech to conduct its business as presently conducted after the Closing Date; or

                  (ix) any other contract or commitment not made in the ordinary course of business that is material to Dimatech taken as a whole.

         (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any schedule to this Agreement or required to be disclosed pursuant to Section 3.12(a) is a valid and binding agreement of Dimatech and is in full force and effect, and neither Dimatech, nor, to the knowledge of Dimatech, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

         3.13. Insurance Coverage. Dimatech has furnished to NETsilicon a list of, and true and complete copies of, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Dimatech. Dimatech does not know of any threatened termination of, or premium increase (other than in the ordinary of business) with respect to, any of such policies or bonds.

         3.14. Compliance with Laws; No Defaults.

         (a) Dimatech is not in violation of, or has not in the last three years violated, any applicable provision of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (b) Schedule 3.14 correctly describes each license and permit material to the business of Dimatech (a "Permit"), together with the name of the governmental agency or entity issuing such Permit. Such Permits are valid and in full force and effect, and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

         (c) Dimatech is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which Dimatech is a party or by which Dimatech or any material amount of its assets is bound or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority which defaults or potential defaults individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         3.15. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or Dimatech who might be entitled to any fee or commission from NETsilicon, Dimatech or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

         3.16. Intellectual Property.

         (a) Schedule 3.16 includes a list of all of Dimatech's Proprietary Rights specifying as to each, as applicable: (i) the nature of such right; (ii) the owner of such right; (iii) the jurisdictions, if any, by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; if any; and (iv) licenses, sublicenses and other agreements as to which Dimatech or any of its Affiliates is a party and pursuant to which any Person is authorized to use any such right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

         (b) Dimatech has not during the three years preceding the date of this Agreement been sued, charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any patents, trademarks, service marks or copyrights, and (ii) Dimatech has no knowledge of any other claim or infringement by Dimatech, and no knowledge of any continuing infringement by any other Person of any of Dimatech's Proprietary Rights. No Dimatech Proprietary Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Dimatech or restricting the licensing thereof by Dimatech to any Person. Dimatech has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, service mark or copyright.

         (c) To the best knowledge of Dimatech, all of Dimatech's trade secrets and confidential information has been protected under all applicable laws.

         (d) To the knowledge of Dimatech, no third party has asserted any claim, or has any reasonable basis to assert any valid claim, against Dimatech with respect to (i) the continued employment by, or association with, Dimatech of any of the present officers, employees of or consultants to Dimatech or (ii) the use by Dimatech or any of such Persons in connection with their activities for or on behalf of Dimatech of any information which Dimatech or any of such Persons would be prohibited from using under any prior agreements or arrangements or any laws applicable to unfair competition, trade secrets or proprietary information.

         3.17. Inventories. The inventories set forth in the Unaudited Balance Sheet were properly stated therein at the lesser of cost or fair market value determined in accordance with generally accepted accounting principles consistently applied by Dimatech. Since the Balance Sheet Date, the inventories of Dimatech have been maintained in the ordinary course of business. All such inventory is owned free and clear of all material Liens except as disclosed in the Financial Statements. All of the inventory recorded on the Unaudited Balance Sheet consists of, and all inventory on the Closing Date will consist of, items of a quality usable or saleable in the ordinary course of business consistent with past practices.

         3.18. Receivables. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the Unaudited Balance Sheet are, and all accounts and notes receivable of Dimatech at the Closing Date will be, valid, genuine and the results of bona fide transactions, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Unaudited Balance Sheet. All accounts, notes receivable and other receivables of Dimatech at the Balance Sheet Date have been included in the Unaudited Balance Sheet and as of the Closing, none of such receivables shall have been outstanding for a period in excess of 120 days, other than receivables that are the subject of a dispute (all of which have previously been disclosed to NETsilicon), for which accruals have been made on Dimatech's books.

         3.19. Taxes.

         (a) The term "Taxes" as used herein means all taxes and governmental charges of any type, and the term "Tax" means any one of the foregoing Taxes. The term "Tax Returns" as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.

         (b) Each of Dimatech and its subsidiaries has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such Tax Returns). All Tax Returns filed by Dimatech and its subsidiaries were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of Dimatech and its subsidiaries and any other information required to be shown thereon. Except as set forth on Schedule 3.19, none of the Tax Returns filed by Dimatech and its subsidiaries or Taxes payable by Dimatech or its subsidiaries have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Dimatech or any of its subsidiaries, threatened. Neither Dimatech nor any of its subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and neither Dimatech nor any of its subsidiaries has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting Dimatech or any of its subsidiaries, as of the date hereof, are set forth in the Financial Statements or in Schedule 3.19.

         (c) There are no liens for Taxes upon the assets of Dimatech. The unpaid Taxes of Dimatech and its subsidiaries did not, as of the Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Unaudited Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Dimatech and its subsidiaries in filing their Tax Returns (taking into account any Taxes incurred as a result of the transactions contemplated by this Agreement).

         (d) Schedule 3.19 hereto contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by either Dimatech or any of its subsidiaries.

         3.20 Employees. Schedule 3.20 sets forth a list of (a) the titles, salaries and all other compensation of all salaried Dimatech employees (such term meaning permanent and temporary, full-time and part-time employees) and (b) the wage rates for non-salaried Dimatech employees (by classification). Except as expressly contemplated by this Agreement, no senior management or other key employee has stated to Dimatech that such employee intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within six months after the Closing Date. Dimatech has not, within the three years immediately prior to the date of this Agreement been and, to the knowledge of Dimatech, is not now subject to a union organizing effort. Except as set forth on Schedule 3.20, Dimatech does not have any written contract of employment or other employment, severance or similar agreement with any of its employees or any established policy or practice relating thereto, and all of its employees are employees-at-will. Dimatech is not a party to any pending, or to Dimatech's knowledge, threatened, material labor dispute.

         3.21 Employee Benefit Plans. Each Plan covering active, former, or retired employees of Dimatech in connection with their employment by Dimatech is listed in Schedule 3.21 ("Plans"). "Plan" means any plan for the benefit of employees, employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for benefits of any type, insurance coverage (or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, as well as any retirement allowance, severance fees and pension plan or benefits. Dimatech has provided NETsilicon with a copy of each written Plan, a summary of each oral Plan, and where applicable, any related trust agreement, annuity, or insurance contract. Each Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans. All contributions, reserves, or payments to any Plan, which are due on or prior to the date hereof with respect to any employee who participates therein solely on account of employment with Dimatech have been made or provided for. There are no restrictions on the rights of Dimatech to amend or terminate any Plan without incurring any penalty thereunder. other than health care continuation benefits required to be provided under applicable law.

         Except as contemplated by this Agreement, neither the execution and delivery of this Agreement and all other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby will in the absence of any other event or circumstance : (i) result in any payment by Dimatech (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of Dimatech under any Plan, agreement, or otherwise, (ii) increase any benefits otherwise payable under any Plan or agreement.

         3.22 Customers and Suppliers. Dimatech has not received notice from or is otherwise aware that any customer, or group of customers that is under common ownership or control, and that accounted for more than 1% of the aggregate products and services furnished by Dimatech during the past 12 months has stopped or intends to stop purchasing Dimatech's products or services, nor has Dimatech lost any supplier, or group of suppliers that is under common ownership or control, that accounted for more than 1% of the aggregate supplies purchased by Dimatech during the past 12 months nor has Dimatech received notice from or is otherwise aware that any such supplier intends to stop supplying Dimatech.

         3.23 Products. To Dimatech's knowledge, each shipment or other delivery of any products produced or sold by Dimatech made or to be made by Dimatech on or prior to the Closing Date was or as of the Closing Date will be in compliance in all material respects with all requirements of law and regulations administered by any other governmental authority.

         3.24 Transactions with Affiliates. Except as set forth in Schedule 3.24, there are no loans, leases, royalty agreements or other continuing transactions between Dimatech and Seller, any Affiliate of Seller, or any member of Seller's family. To the knowledge of Dimatech, except as set forth in
Schedule 3.24, none of the officers or directors of Dimatech or Seller (a) has any material direct or indirect interest in any entity which does business with Dimatech; (b) has any direct or indirect interest in any property, asset or right which is used by Dimatech in the conduct of its business; or (c) has any contractual relationship with Dimatech other than such relationships which occur from being an officer, director or stockholder of Dimatech.

         3.25 Other Information. None of this Agreement or any of the Exhibits or Schedules hereto or thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE IV

               ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to, and agrees with, NETsilicon as follows:

         4.01. Title to and Validity of Shares. Seller now has, and on the Closing Date will have, good and marketable title to and unrestricted power to vote and sell the Shares designated as owned by Seller opposite Seller's name on
Schedule 2.01, free and clear of any Lien and, upon purchase and payment therefor and delivery to NETsilicon thereof in accordance with the terms of this Agreement, NETsilicon will obtain good and marketable title to such Shares free and clear of any Lien, other than any Lien resulting from NETsilicon's ownership of such Shares. All Shares owned by Seller have been duly authorized and validly issued and are fully paid and non-assessable. All Shares to be sold by Seller are registered in the name of Seller.

         4.02. Authority. Seller has the legal power, right and authority to enter into and perform this Agreement, and to perform each of his obligations hereunder. The execution, delivery and performance of this Agreement by Seller
(a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         NETsilicon hereby represents and warrants to Dimatech and Sellers that:

         5.01. Organization and Existence. NETsilicon is a corporation duly incorporated, validly existing and in good standing under the laws of Massachusetts and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. A true and complete copy of the latest version of NETsilicon's corporate charter and bylaws is set forth in its filings with the Securities and Exchange Commission.

         5.02. Corporate Authorization. The execution, delivery and performance by NETsilicon of this Agreement and the consummation by NETsilicon of the transactions contemplated hereby are within the corporate powers of NETsilicon and have been duly authorized by all necessary corporate action on the part of NETsilicon, including approval of the NETsilicon Board of Directors. This Agreement constitutes the valid and binding agreement of NETsilicon. No consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which NETsilicon is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by NETsilicon or the consummation of the transactions contemplated hereby or thereby.

         5.03. Governmental Authorization. The execution, delivery and performance by NETsilicon of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

         5.04. Non-Contravention. The execution, delivery and performance by NETsilicon of this Agreement does not and will not (i) contravene or conflict with the corporate charter or bylaws of NETsilicon or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to NETsilicon;
(iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of NETsilicon or to a loss of any benefit to which NETsilicon is entitled under any provision of any agreement, contract or other instrument binding upon NETsilicon or any Permit or
(iv) result in the creation or imposition of any Lien on any asset of NETsilicon.

         5.05. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of NETsilicon who might be entitled to any fee or commission from NETsilicon, Dimatech or any of their respective Affiliates thereof upon consummation of the transactions contemplated by this Agreement.

         5.06. Litigation. . Except as set forth in NETsilicon's filings with the Securities and Exchange Commission, there is no action, suit, investigation or proceeding (or to NETsilicon's knowledge any basis therefor) pending against, or to the knowledge of NETsilicon threatened against or affecting, NETsilicon or any of its respective properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority.

         5.07. Compliance with Laws. NETsilicon is not in violation of, or has not in the last three years violated, any applicable provision of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.08. Transactions with Affiliates. Except as set forth in NETsilicon's filings with the Securities and Exchange Commission, there are no material loans, leases, royalty agreements or other continuing transactions between NETsilicon and any Affiliate of NETsilicon, any officer or director of NETsilicon, or any family member of the officers and directors of NETsilicon. To the knowledge of NETsilicon, except as set forth in NETsilicon's filings with the Securities and Exchange Commission, none of the officers or directors of
NETsilicon: (a) has any material direct or indirect interest in any entity which does business with NETsilicon; (b) has any direct or indirect interest in any material property, asset or right which is used by NETsilicon in the conduct of its business; or (c) has any material contractual relationship with NETsilicon other than such relationships which occur from being an officer, director or stockholder of NETsilicon.

                                   ARTICLE VI

                                    COVENANTS

         6.01. Resignations. Dimatech will deliver to NETsilicon the resignations of all officers and directors of Dimatech from their positions with Dimatech at or prior to the Closing Date, unless otherwise agreed by the parties. It is contemplated that the representative director of Dimatech shall remain in office pending his replacement by a nominee of NETsilicon, if NETsilicon should choose to elect such a nominee.

         6.02. Further Assurances. Seller and NETsilicon each agree and NETsilicon agrees to cause Dimatech after the Closing, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         6.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement or other announcement with respect to this Agreement or the transactions contemplated hereby (including with respect to the timing and manner of any such announcement) and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         7.01. Conditions to the Obligations of Each Party. The obligations of NETsilicon, Dimatech and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

         (a) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

         (b) Any Required Consents on Schedule 3.03 shall have been obtained, and all other actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained.

         7.02. Conditions to Obligations of NETsilicon. The obligation of NETsilicon to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a)(i) Dimatech and Seller shall have performed in all material respects all of its or his obligations hereunder required to be performed on or prior to the Closing Date, (ii) the representations and warranties of Dimatech and Seller contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to "materiality" or "Material Adverse Effect", shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) NETsilicon shall have received a certificate signed by Seller (with respect to his obligations and representations and warranties) to the foregoing effect.

         (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by NETsilicon of the business of Dimatech after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

         (c) Prior to the Closing Date, Seller shall provide NETsilicon with all tax clearance certificates or similar documents which may be required by any governmental authority in order to relieve NETsilicon of any obligation to withhold any portion of the Purchase Price (or determined to be necessary by NETsilicon in its sole discretion).

         (d) Seller shall deliver to NETsilicon share certificates for the Shares duly endorsed for transfer to NETsilicon, with any required transfer stamps affixed thereto.

         (e) Seller shall deliver to NETsilicon a copy of the minutes of the Board of Directors wherein the transfer of the Shares contemplated hereby has been approved, certified by the representative Director of Dimatech.

         7.03. Conditions to Obligations of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a)(i) NETsilicon shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of NETsilicon contained in this Agreement, disregarding the qualifications and exceptions contained therein relating to "materially" or "Material Adverse Effect", shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Seller shall have received a certificate signed by the President of NETsilicon to the foregoing effect.

         (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

         (c) Seller shall have received all items specified in Section 2.02 of this Agreement and all other closing documents that they may reasonably request, all in form and substance reasonably satisfactory to them.

         (d) Seller shall have received a registration rights agreement and an employment agreement executed by NETsilicon in the forms previously furnished to him.

         (e) NETsilicon shall deliver to Seller a copy of the minutes of the Board of Directors approving the transactions contemplated by this Agreement., certified by the Secretary or Assistant Secretary of NETsilicon.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.01. Indemnification Relating to Agreement. Subject to Sections 8.04 and 8.05, Seller hereby agrees to defend, indemnify and hold NETsilicon harmless from and against, and to reimburse NETsilicon with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorneys' fees), determined as provided in
Section 8.04 ("Indemnifiable Amounts") of every nature whatsoever incurred by NETsilicon (which will be deemed to include any of the foregoing incurred by Dimatech) by reason of or arising out of or in connection with (i) any breach, or any claim (including claims by parties other than NETsilicon) that constitutes a breach, by Dimatech or any of Seller of any representation or warranty of Dimatech or Seller contained in this Agreement or in any certificate or other document delivered to NETsilicon pursuant to this Agreement, (ii) the failure, partial or total, of Dimatech or any Seller to perform any agreement or covenant required by this Agreement to be performed by it or them and (iii) any Tax liability, or asserted liability, of Dimatech, but only to the extent such liabilities were not accrued for on, or disclosed in any notes to, the Unaudited Balance Sheet. The foregoing obligations to indemnify NETsilicon will be determined without regard to any right to indemnification or reimbursement to which any Person may have in his or her capacity as an officer, director, employee, agent or any other capacity of Dimatech, and no Seller will be entitled to any indemnification or reimbursement from Dimatech or NETsilicon for amounts paid hereunder. There will be no right of contribution or subrogation from NETsilicon or Dimatech for indemnification payments made by or for the account of any Seller.

         8.02. Third Party Claims. With respect to any claims or demands by third parties as to which NETsilicon may seek indemnification hereunder, whenever NETsilicon will have received a written notice that such a claim or demand has been asserted or threatened, NETsilicon will promptly notify the Seller of such claim or demand and of the facts within NETsilicon's knowledge that relate thereto within a reasonable time after receiving such written notice. Seller will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of their or his own selection, reasonably satisfactory to NETsilicon, and solely at Seller's own cost and expense. Notwithstanding the preceding sentence, Seller will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of NETsilicon, which consent will not be unreasonably withheld. Without limiting NETsilicon's rights to object for other reasons, NETsilicon may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for NETsilicon or any of its subsidiaries. If Seller gives notice to NETsilicon within twenty (20) calendar days after NETsilicon has notified Seller that any such claim or demand has been made in writing, that the Seller elect to have NETsilicon defend, contest, negotiate, or settle any such claim or demand, then NETsilicon will have the right to contest and/or settle any such claim or demand and seek indemnification pursuant to this Article VIII as to any Indemnifiable Amounts; provided, however, that NETsilicon will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Seller, which consent will not be unreasonably withheld. If the Seller fails to give written notice to NETsilicon of Seller's intention to contest or settle any such claim or demand within twenty (20) calendar days after NETsilicon has notified Seller that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by Seller within a reasonable time thereafter, NETsilicon will have the right to contest and/or settle any such claim or demand in its sole discretion and seek indemnification pursuant to this Article XI as to any Indemnifiable Amounts.

         8.03. Tax Contests. NETsilicon shall have the right to conduct any Tax audit or other Tax contest relating to Dimatech. NETsilicon will conduct any such Tax audit or other Tax contest in good faith.

         8.04. Limitations. Notwithstanding any other provision in this Article VIII, NETsilicon will be entitled to indemnification only to the extent that the aggregate Indemnifiable Amounts (which shall be determined for all purposes of this Article VIII disregarding any qualification in any representation or warranty as to "materially" or "material") exceed $25,000 (the "Threshold Amount").

         8.05. Time Limit. The representations, warranties, covenants and agreements of Dimatech and the Seller set forth in this Agreement will survive the Closing and the consummation of the transactions contemplated by this Agreement, but any claims with respect thereto may be made only on or before the twelve (12) month anniversary of the date of this Agreement; provided, however, that claims relating to Tax matters may be made only on or before the expiration of the applicable Tax statute of limitations (including extensions thereof).

         8.06. Post-Closing Dimatech Operations. Without limiting the foregoing provisions of this Article VIII, NetSilicon hereby agrees to defend, indemnify and hold Seller harmless from and against, to reimburse Seller with respect to, and to assume the defense of, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorneys' fees) of every nature whatsoever incurred by Seller arising out of the post-closing operations of Dimatech to the fullest extent permitted by the Massachusetts Business Corporation Law and the Articles of Organization and By-laws of NetSilicon.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including fax or similar writing) and shall be given,

              if to NETsilicon, to:

                     NetSilicon, Inc.
                     411 Waverly Oaks Road
                     Building 227
                     Waltham, MA  02452
                     Attention: Chief Financial Officer
                     Fax: (781) 398-4877

                     with a copy to:

                     Edwin L. Miller, Jr., Esq.
                     Testa, Hurwitz & Thibeault, LLP
                     125 High Street
                     Boston, MA 02110
                     Fax: (617) 248-7100


              if to Dimatech, c/o Netsilicon


              if to Seller:

                          Hiroyuki Kataoka c/o Carl R. Johnston, Esq.
                           Johnston & Associates
                              2900 Chamblee Tucker Road, Bldg. 5
                             Atlanta, GA 30341

         9.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed by NETsilicon, Dimatech and Seller.

         (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         9.03. Expenses. Except as otherwise set forth in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except that all costs and expenses of Dimatech in connection with this Agreement shall be paid by Seller, other than payments for legal and accounting expenses made by Dimatech prior to the Closing Date and which are reflected in or accrued for in the January 31, 2001 balance sheet of Dimatech. Notwithstanding the foregoing, NETsilicon agrees to bear the costs of any financial audits requested by it in connection with the transactions contemplated by this Agreement.

         9.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of his or its rights or obligations under this Agreement without the consent of the other parties hereto, except that NETsilicon may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve NETsilicon of its obligations hereunder.

         9.05. Further Assurances. From time to time after the Closing, at the request of NETsilicon, Dimatech or Seller and without further consideration, NETsilicon or Dimatech, on the other hand, and Seller, on the other hand, will execute and deliver to the other such other documents, and take such other action, as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in NETsilicon good, valid and marketable title to the Shares.

         9.06. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws, and not the conflicts of law principles, of the Commonwealth of Massachusetts, United States of America.

         9.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have executed a counterpart hereof.

         9.08. Entire Agreement. This Agreement and the documents executed at the Closing constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof or thereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         9.09 Knowledge. For purposes of this Agreement, the term "knowledge" (including any derivation thereof such as "know" or "knowing" and regardless of whether such word starts with an initial capital) in reference to Dimatech will mean the knowledge of the directors and executive officers of Dimatech and Seller.

         9.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          NETSILICON, INC.


                                          By: /s/ Daniel Sullivan
                                             ------------------------------
                                             Title: CFO


                                          DIMATECH CORPORATION


                                          By: /s/ Takehiko Kataoka
                                             ------------------------------
                                             Takehiko Kataoka
                                              Representative Director


                                          /s/ Hiroyuki Kataoka
                                          ---------------------------------
                                          Hiroyuki Kataoka